UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/19/2006

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On April 13, 2006, News Corporation (the "Company") announced that it had settled a lawsuit regarding its stockholder rights plan captioned Unisuper et al. v. News Corp., C.A. No. 1699-N. The announcement explained that the settlement agreement (the "Stipulation of Settlement") between the Company and the Plaintiffs was subject to approval by the Delaware Court of Chancery.

On April 18, 2006, the Delaware Court of Chancery entered a scheduling order (the "Scheduling Order") (i) preliminarily approving the lawsuit as a class action on behalf of the class of Plaintiffs (the "Class") set forth in the Stipulation of Settlement and (ii) setting the date for a hearing for the purposes of: (a) determining whether the action should be certified as a class action, (b) determining whether the terms of the proposed settlement are fair, reasonable and in the best interests of the Class, and (c) considering the application of Plaintiffs' counsel for an award of attorneys' fees and expenses.

The Class is defined in the Scheduling Order as "all persons or entities who owned shares of any class of News Corp. common stock at any time, as well as all persons or entities who owned shares of stock in TNCL (including ordinary shares and/or preferred limited voting shares) at any time from September 30, 2004 to November 12, 2004, either of record or beneficially, including any and all of their respective successors-in-interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them."

The settlement hearing, according to the Scheduling Order, shall be held on Tuesday, May 23, 2006, at 10:00 a.m., in the Court of Chancery of the State of Delaware, in and for Sussex County, in the Court of Chancery Courthouse, 34 The Circle, Georgetown, DE 19947. Any member of the Class who desires to do so may appear personally or by counsel, provided that an appearance is filed and served (in accordance with the requirements set forth in the Scheduling Order), and show cause, if any, (i) why the settlement should not be approved as fair, reasonable, and in the best interests of the Class; (ii) why the Court should not dismiss with prejudice Plaintiffs' claims asserted against all of the defendants on the merits; (ii) or why the Court should not grant an allowance of fees and expenses to Plaintiffs' counsel for their services and expenses incurred.

A copy of the Scheduling Order is being filed as Exhibit 99.1 to this report, and is incorporated herein by reference. The Scheduling Order, as well as the entire Stipulation of Settlement, also can be found on News Corp.'s web site at www.newscorp.com.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number             Description

99.1                Scheduling Order, dated April 18, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: April 19, 2006	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Scheduling Order, dated April 18, 2006.